EXHIBIT 10.9
                                 CGA GROUP, LTD.
                           EMPLOYEE STOCK WARRANT PLAN


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                                 CGA GROUP, LTD.
                           EMPLOYEE STOCK WARRANT PLAN


                                    ARTICLE I

                                     PURPOSE

                  I.1 This CGA Group, Ltd. Employee Stock Warrant Plan is intended to advance the interests of the Company and its stockholders and subsidiaries by attracting, retaining and motivating the performance of selected management employees of the Company of high caliber and potential upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, and to encourage and enable such management employees to acquire and retain a proprietary interest in the Company through the purchase of shares of the Company's Common Stock, par value US $.01 per share.

                                   ARTICLE II

                                   DEFINITIONS

                  II.1 "Board" means the Board of Directors of the Company.

                  II.2 "Closing Date" means June __, 1997.

                  II.3 "Code" means the Internal Revenue Code of 1986, as amended.

                  II.4 "Common Stock" means the Company's Common Stock, par value US $.01 per share, and any other securities into which or for which any of the Company's Common Stock may be converted or exchanged as set forth in the Company's Bye-laws.

                  II.5 "Committee" means the Compensation Committee of the Board or any other committee of the Board appointed by the Board to administer the Plan from time to time. The full Board shall also have the authority to exercise the powers and duties of the Committee under the Plan.

                  II.6 "Company" means CGA Group, Ltd., a Company with limited liability organized under the laws of Bermuda, and any company which shall succeed to or assume the obligations of the Company hereunder.

                  II.7 "Date of Grant" means the date on which a Warrant becomes effective in accordance with Section 6.1 hereof.

                  II.8 "Eligible Person" means any person who is a management employee, including any officer, who is considered an employee of the Company or any Subsidiary for purposes of Section 422 of the Code.

                  II.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  II.10 "Exercise Price" means the price at which each share of Common Stock subject to a Warrant may be purchased, determined in accordance with Section 6.2 hereof.

                  II.11 "Fair Market Value" means the last reported sales prices of the Common Stock on the Nasdaq National Market on the date as of which fair market value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If the Company's Common Stock is not listed on the Nasdaq National Market on the date as of which fair market value is to be determined, the Committee shall determine in good faith the fair market value in whatever manner it considers appropriate.


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                  II.12 "Optionee" means an Eligible Person to whom a Warrant has been granted, which Warrant has not expired, under the Plan.

                  II.13 "Plan" means this CGA Group, Ltd. Employee Stock Warrant Plan.

                  II.14 "Subsidiary" means a subsidiary corporation of the Company, within the meaning of Section 424(f) of the Code.

                  II.15 "Ten-Percent Owner" means an Optionee who, at the time a Warrant is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, its parent, if any, or any Subsidiary, within the meaning of Sections 422(b)(6) and 424(d) of the Code.

                  II.16 "Warrant" means an incentive stock option granted under the Plan that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.

                  II.17 "Warrant Agreement" means an agreement between the Company and an Optionee under which the Optionee may purchase Common Stock under the Plan.


                                   ARTICLE III

                                   ELIGIBILITY

                  All Eligible Persons are eligible to receive a grant of a Warrant under the Plan. The Committee shall, in its sole discretion, determine and designate from time to time those Eligible Persons who are to be granted a Warrant. The initial Optionees shall be those management employees named or referenced by position or function on Schedule A hereto.


                                   ARTICLE IV

                                 ADMINISTRATION

                  IV.1 Committee Members. The Plan shall be administered by the Committee acting upon the recommendations of the Chief Executive Officer of the Company.

                  IV.2 Committee Authority. Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion, to determine the Eligible Persons to whom a Warrant shall be granted, the time or times at which a Warrant shall be granted, the number of shares of Common Stock subject to each Warrant, the Exercise Price of the shares subject to each Warrant, the time or times when each Warrant shall become exercisable and the duration of the exercise period.

                  Subject to the express provisions of the Plan, the Committee shall also have discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Warrant Agreement, and to make all the determinations necessary or advisable in the administration of the Plan. All such actions and determinations by the Committee shall be conclusively binding for all purposes and upon all persons. No Committee member shall be liable for any action or determination made in good faith with respect to the Plan, any Warrant or any Warrant Agreement entered into hereunder.

                  IV.3 Majority Rule. A majority of the members of the Committee (or, if less than three, all of the members) shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.

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                  IV.4 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to Eligible Persons, their employment or other service to the Company, their death, disability or other termination of service, and such other pertinent facts as the Committee may require.


                                    ARTICLE V

                         SHARES OF STOCK SUBJECT TO PLAN

                  V.1 Number of Shares. Subject to adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Common Stock which may be issued and sold hereunder shall be 1,494,771 shares. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. Shares of Common Stock covered by a Warrant that shall have been exercised shall not again be available for a Warrant grant. If a Warrant shall terminate for any reason (including, without limitation, the cancellation of a Warrant pursuant to Section 6.6 hereof) without being wholly exercised, the number of shares to which such expired or terminated Warrant relates shall again be available for grant under this Plan, subject to its terms.

                  V.2 Antidilution. Subject to Article IX hereof, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, or other transfer by the Company of all or substantially all of its property, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding shares of Common Stock are split up or combined, or are changed into, become exchangeable at the holder's election for, or entitle the holder thereof to, other shares of stock, or in the case of any other transaction described in Section 424(a) of the Code, the Committee may change the number and kind of shares (including by substitution of shares of another corporation) subject to the Warrants and/or the Exercise Price of such shares in the manner that it shall deem to be equitable and appropriate. In no event may any such change be made to a Warrant which would constitute a "modification" within the meaning of Section 424(h)(3) of the Code.


                                   ARTICLE VI

                                    WARRANTS

                  VI.1 Grant of Warrant. A Warrant may be granted to any Eligible Person selected by the Committee. The grant of a Warrant shall first be effective upon the date it is approved by the Committee, except to the extent the Committee shall specify a later date upon which the grant of a Warrant shall first be effective. The Company and the Optionee shall execute a Warrant Agreement which shall set forth such terms and conditions of the Warrant as may be determined by the Committee to be consistent with the Plan, and which may include additional provisions and restrictions that are not inconsistent with the Plan.

                  VI.2 Exercise Price. The Exercise Price shall be determined by the Committee; provided, however, that the Exercise Price shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the Date of Grant (subject to Section 7.1 hereof in the case of a Ten-Percent Owner).

                  VI.3 Vesting; Term of Warrant. Unless otherwise specified by the Committee in the Warrant Agreement for an Optionee, and subject to Article VIII hereof, a Warrant granted under the Plan shall vest and become exercisable, based on the Optionees's continued employment with the Company, at an annual rate of 25% of the shares subject to the Warrant, beginning on the day preceding the first anniversary of the later of (i) the Closing Date and (ii) the date of the Optionee's employment pursuant to his employment agreement with the Company and continuing through the day preceding the fourth anniversary of the later of
(i) the Closing Date and (ii) the date of such employment. Notwithstanding the foregoing, the Committee, in its sole discretion, may accelerate the exercisability of any Warrant at any time. The period during which a vested Warrant may be exercised shall be ten years from the Date of Grant (subject to Section 7.1 hereof in the case of a Ten-Percent Owner), unless a shorter exercise period is specified by the Committee in the Warrant


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Agreement for an Optionee.

                  VI.4 Warrant Exercise; Withholding. A Warrant may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Warrant with respect to a specified number of shares delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Exercise Price for the number of shares of the Common Stock with respect to which the Warrant is then being exercised. Payment of the Exercise Price shall be made (i) in cash or by cash equivalent, (ii) in Common Stock (not subject to limitations on transfer) valued at the Fair Market Value of such shares on the trading date immediately preceding the date of exercise or (iii) by a combination of such cash or cash equivalent and Common Stock. If shares of previously owned Common Stock are used as the medium of payment, the Fair Market Value of such shares of Common Stock shall be determined as of the date on which the payment is made. Alternatively, payment of the Exercise Price shall be deemed satisfied by having the Company withhold a number of shares of Common Stock otherwise issuable to the Optionee upon exercise of the Warrant, the Fair Market Value of which equals the Exercise Price; provided, however, that the shares so withheld shall be considered issued for purposes of Section 5.1 hereof. For purposes hereof, the Fair Market Value of the shares of Common Stock delivered and withheld shall be determined as of the date on which the Warrant is exercised. In addition to and at the time of payment of the Exercise Price, the Optionee shall pay to the Company in cash or cash equivalent or, at the discretion of the Committee, in Common Stock the full amount of all federal and state withholding and other employment taxes applicable to the taxable income of such Optionee resulting from such exercise.

                  VI.5 Nontransferability of Warrant. No Warrant shall be transferred by an Optionee other than by will or the laws of descent and distribution. No transfer of a Warrant by the Optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer. During the lifetime of an Optionee, the Warrant shall be exercisable only by him, except that, in the case of an Optionee who is legally incapacitated, the Warrant shall be exercisable by his guardian or legal representative.

                  VI.6 Cancellation, Substitution and Amendment of Warrants. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, (i) the cancellation of any or all outstanding Warrants and the grant in substitution therefor of new Warrants covering the same or different numbers of shares of Common Stock and having an Exercise Price which may be the same as or different than the Exercise Price of the cancelled Warrants or (ii) the amendment of the terms of any and all outstanding Warrants. In no event may any such substitution or amendment be made to a Warrant which would constitute a "modification" within the meaning of
Section 424(h)(3) of the Code.


                                   ARTICLE VII

                     COMPLIANCE WITH SECTION 422 OF THE CODE

                  VII.1 Ten-Percent Owners. Notwithstanding any other provisions of this Plan to the contrary, in the case of a Warrant granted to a Ten-Percent Owner, (i) the period during which any such Warrant may be exercised shall not be greater than five years from the Date of Grant and (ii) the Exercise Price of such Warrant shall not be less than 110 percent of the Fair Market Value of a share of Common Stock on the Date of Grant.

                  VII.2 Annual Limits. No Warrant shall be granted to an Optionee as a result of which the aggregate fair market value (determined as of the date of grant) of the stock with respect to which incentive stock options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of the Company, any Subsidiary or any parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking options into account in the order in which granted.


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                  VII.3 Disqualifying Dispositions. If shares of Common Stock acquired by exercise of a Warrant are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Optionee upon exercise, the Optionee shall, within 10 days after such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

                  VII.4 Other Terms and Conditions. Any Warrant granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Warrant to qualify as an "incentive stock option" under Section 422 of the Code.


                                  ARTICLE VIII

                             TERMINATION OF SERVICE

                  VIII.1 Death. If an Optionee shall die at any time after the Date of Grant and while he is an Eligible Person, at a time when one or more of the Optionee's Warrants remains wholly or partially unvested, then the vesting of each such Warrant shall cease. If an Optionee shall die at any time after the Date of Grant and while he is an Eligible Person, the executor or administrator of the estate of the decedent, or the person or persons to whom a Warrant shall have been validly transferred in accordance with Section 6.5 hereof pursuant to will or the laws of descent and distribution, shall have the right, during the period ending one year after the date of the Optionee's death (subject to Sections 6.3 and 7.1 hereof concerning the maximum term of a Warrant), to exercise the Optionee's Warrant to the extent that it was exercisable at the date of the Optionee's death and shall not have been previously exercised.

                  VIII.2 Disability. If an Optionee's employment with the Company or any Subsidiary shall be terminated as a result of his permanent and total disability (within the meaning of Section 22(e)(3) of the Code) at any time after the Date of Grant and while he is an Eligible Person, at a time when one or more of the Optionee's Warrants remains wholly or partially unvested, then such Warrants shall immediately vest to the extent that they would have vested had the Optionee remained employed until the end of the then-current term of his employment agreement with the Company (without regard to any renewals or extensions thereto), unless such Optionee has entered into a separation agreement with the Company, which terms, if any, shall supersede this Section
8.2. In the case of an Optionee who is not employed pursuant to an employment agreement, the Committee may determine, on or after grant, to make any portion of his Warrant that is not exercisable at the date of termination of employment due to permanent and total disability immediately vested and exercisable. If an Optionee's employment with the Company or any Subsidiary shall be terminated as a result of his permanent and total disability (within the meaning of Section 22(e)(3) of the Code) at any time after the Date of Grant and while he is an Eligible Person, the Optionee (or in the case of an Optionee who is legally incapacitated, his guardian or legal representative) shall have the right, during a period ending one year after the date of his permanent and total disability (subject to Sections 6.3 and 7.1 hereof concerning the maximum term of a Warrant), to exercise such Warrant to the extent that it was exercisable at the date of such termination of employment or other service and shall not have been exercised.


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                  VIII.3 Termination for Cause. If an Optionee's employment with the Company or any Subsidiary shall be terminated for cause (as defined below) at any time after the Date of Grant, at a time when one or more of the Optionee's Warrants remains wholly or partially unvested, then the vesting of each such Warrant shall cease. If an Optionee's employment with the Company or any Subsidiary shall be terminated for cause, the Optionee's right to exercise any unexercised portion of his Warrant shall immediately terminate and all rights thereunder shall cease. For purposes of this Section 8.3, termination for "cause" shall mean a termination of the Optionee's employment by the Company for "cause" as defined under such Optionee's employment agreement with the Company, or, in the case of an Optionee who is not employed pursuant to an employment agreement, termination for "cause" shall include, but not be limited to, the following acts by the Optionee: (i) embezzlement or misappropriation of corporate funds, (ii) any acts resulting in a conviction for, or plea of guilty or nolo contendere to, a charge of commission of a felony, (iii) misconduct resulting in material injury to the Company or any Subsidiary, (iv) significant activities harmful to the reputation of the Company or any Subsidiary, (v) a significant violation of Company or Subsidiary operating guidelines or policies,
(vi) willful refusal to perform, or substantial disregard of, the duties properly assigned to the Optionee, or (vi) a significant violation of any contractual, statutory or common law duty of loyalty to the Company or any Subsidiary. The Committee shall have the power to determine whether the Optionee has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Optionee.

                  VIII.4 Other Termination of Service. If an Optionee's employment with the Company or any Subsidiary shall be terminated for any reason, other than as set forth in Sections 8.1, 8.2 and 8.3 hereof, at any time after the Date of Grant (including termination pursuant to the non-renewal of the Optionee's employment agreement), at a time when one or more of the Optionee's Warrants remains wholly or partially unvested, then the vesting of each such Warrant shall cease. If an Optionee's employment with the Company or any Subsidiary shall be terminated for any reason other than death, permanent and total disability or termination for cause, the Optionee shall have the right, during the period ending 30 days after such termination (subject to Sections 6.3 and 7.1 hereof concerning the maximum term of a Warrant), to exercise such Warrant to the extent that it was exercisable at the date of such termination and shall not have been exercised. For purposes of this Section 8.4, an Optionee shall not be considered to have terminated employment or other service with the Company or any Subsidiary until the expiration of the period of any military, sick leave or other bona fide leave of absence, up to a maximum period of 90 days (or such greater period during which the Optionee is guaranteed reemployment either by statute or contract).


                                   ARTICLE IX

                                CHANGE IN CONTROL

                  IX.1 Change in Control. Upon a "change in control" of the Company (as defined below), each outstanding Warrant, to the extent that it shall not otherwise have become vested, shall become fully and immediately vested (without regard to any otherwise applicable vesting requirement under Section 6.3 hereof) and an Optionee shall surrender his Warrant and receive with respect to each share of Common Stock issuable under such Warrant outstanding at such time, a payment in cash equal to the excess of the Fair Market Value of the Common Stock at the time of the change in control over the Exercise Price of the Common Stock.

                  IX.2 Definition. For purposes of Section 9.1 hereof, a "change in control" of the Company shall mean any of the following which occurs prior to the closing of a Qualified Public Offering (as defined in the Company's Bye-laws) by the Company:

                           (a) The consummation of the acquisition by any person
                  (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company;

                           (b) The cessation, for any reason, by the individuals
                  who, as of the Closing Date, are members of the Board to constitute a majority of such Board, unless the designation of any new individual as a director is pursuant to the right to designate a director granted to


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                  certain members under the Bye-laws of the Company, and such new director shall be considered as a member of such Board; or

                           (c) Approval by stockholders of: (1) a merger or
                  consolidation if the stockholders of the Company immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation; or (2) an agreement for the sale or other disposition of all or substantially all of the assets of the Company other than an agreement for such sale or disposition to a corporation which, immediately prior to such sale or disposition, is owned directly or indirectly by the stockholders of the Company in materially the same proportion as their ownership of stock immediately prior to such sale or disposition.

                  For purposes of Section 9.1 hereof, the term "Change in Control" shall not mean the following:

                           a) An initial public offering of the capital stock of
                  Company consistent with the Company's business plan as described in the Amended and Restated Confidential Private Placement Memorandum dated [June __, 1997];

                           b) A merger of the Company with, or acquisition of
                  the Company by, any other entity if such merger or acquisition, as applicable, is approved by the Board or any other recapitalization or change in capital structure, whether public or private, of the Company, in each case, after which, and for a period of one year following any such transaction, the Optionee holds the same position as set forth in his employment agreement with the Company (or, in the case of an Optionee who is not employed pursuant to an employment agreement, has the same position, duties and responsibilities as existed prior to any such transaction), has the same chain of command, reports to the same individual or individuals, and suffers no material change in his employment.

                  In addition, notwithstanding anything to the contrary contained above, a Change in Control shall not be deemed to occur solely because more than fifty percent (50%) of the combined voting power of the then outstanding securities is, or all or substantially all of the assets of the Company are, acquired by: (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the Company; or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in materially the same proportion as their ownership of stock immediately prior to such acquisition.


                                    ARTICLE X

                               STOCK CERTIFICATES

                  X.1 Issuance of Certificates. Subject to Section 10.2 hereof, the Company shall issue a stock certificate in the name of the Optionee (or other person exercising the Warrant in accordance with the provisions of the
Plan) for the shares of Common Stock purchased by exercise of a Warrant as soon as practicable after due exercise and payment of the aggregate Exercise Price for such shares.

                  X.2 Conditions. The Company shall not be required to issue or deliver any certificate for shares of Common Stock purchased upon the exercise of any Warrant granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:

                  (a) The completion of any registration or other qualification of such shares, under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Committee shall in its sole discretion deem necessary or advisable;


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                  (b) The obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable;

                  (c) The lapse of such reasonable period of time following the exercise of the Warrant as the Committee from time to time may establish for reasons of administrative convenience;

                  (d) Satisfaction by the Optionee of all applicable withholding taxes or other withholding liabilities; and

                  (e) If required by the Committee, in its sole discretion, the receipt by the Company from an Optionee of (i) a representation in writing that the shares of Common Stock received upon exercise of a Warrant are being acquired for investment and not with a view to distribution, (ii) a representation in writing that the Optionee is a party to the Shareholders Agreement dated as of June __, 1997, as the same may be amended, supplemented or otherwise modified from time to time, or the execution by the Optionee of a counterpart signature page to such Shareholders Agreement, and (iii) such other representations and warranties as are deemed necessary by counsel to the Company.

                  X.3 Legends. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.


                                   ARTICLE XI

                    EFFECTIVE DATE, TERMINATION AND AMENDMENT

                  XI.1 Effective Date. The Plan shall become effective on the date of its adoption by the Board; provided, however, that no Warrant shall be exercisable by an Optionee unless and until the Plan shall have been approved by the stockholders of the Company, which approval shall be obtained within 12 months before or after the adoption of the Plan by the Board. If the stockholders fail to approve the Plan within one year from the Effective Date, any Warrants granted hereunder shall be null and void and of no effect.

                  XI.2 Termination. The Plan shall terminate on the date immediately preceding the tenth anniversary of the earlier of the date the Plan is adopted by the Board or the date the Plan is approved by the Company's stockholders. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Warrant theretofore granted without the consent of the Optionee or the permitted transferee of the Warrant.

                  XI.3 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that, the approval of the Company's stockholders will be required for any amendment or modification that (i) increases (other than as described in Section 5.2) the maximum number of shares of Common Stock subject to Warrants granted under the Plan or (ii) changes the class of persons eligible for participation in the Plan. Notwithstanding the foregoing, no amendment or modification of the Plan shall in any manner affect any Warrant theretofore granted without the consent of the Optionee or the permitted transferee of the Warrant.


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                                   ARTICLE XII

                                  MISCELLANEOUS

                  XII.1 Employment or other Service. Nothing in the Plan, in the grant of any Warrant or in any Warrant Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise provides services to the Company or any Subsidiary. Notwithstanding anything contained in the Plan to the contrary, unless otherwise provided in a Warrant Agreement, no Warrant shall be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or any Subsidiary), so long as such Optionee continues to be an Eligible Person.

                  XII.2 Rights as Shareholder. An Optionee or the permitted transferee of a Warrant shall have no rights as a shareholder with respect to any shares subject to such Warrant prior to the purchase of such shares by exercise of such Warrant as provided herein. Nothing contained herein or in the Warrant Agreement relating to any Warrant shall create an obligation on the part of the Company to repurchase any shares of Common Stock purchased hereunder.

                  XII.3 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by an Optionee as a result of the exercise of a Warrant or the sale of shares received upon such exercise shall not constitute compensation with respect to which any other employee benefits of such Optionee are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board or the Committee or provided by the terms of such plan.

                  XII.4 Plan Binding on Successors. The Plan shall be binding upon the Company, its successors and assigns, and the Optionee, his executor, administrator and permitted transferees.

                  XII.5 Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

                  XII.6 Severability. If any provision of the Plan or any Warrant Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

                  XII.7 Governing Law. The validity and construction of this Plan and of the Warrant Agreements shall be governed by the laws of the State of New York.


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